`

News Release
Truist reports third quarter 2026 results
Solid 3Q26 results; simplifying and reallocating resources to drive stronger growth, profitability, and returns Diluted EPS of $0.56; adjusted diluted EPS(1) of $1.16, up 12% compared to 3Q25
3Q26 Key Financial Data	3Q26 Performance Highlights(3)

(Dollars in billions, except per share data)	3Q26	2Q26	3Q25
Summary Income Statement
Net interest income	$3.66	$3.62	$3.63
Net interest income - TE(1)	3.71	3.67	3.68
Noninterest income	0.08	1.64	1.56
Total revenue	3.75	5.27	5.19
Total revenue - TE(1)	3.79	5.31	5.24
Noninterest expense	3.11	3.06	3.01
Net income	0.80	1.55	1.45
Net income available to common shareholders	0.68	1.52	1.35
Adjusted net income available to common shareholders(1)	1.42	1.52	1.35
PPNR(1)	0.69	2.26	2.22
Adjusted PPNR(1)	2.24	2.26	2.22
Key Metrics
Diluted EPS	$0.56	$1.23	$1.04
Adjusted diluted EPS(1)	1.16	1.23	1.04
BVPS	46.78	48.04	46.70
TBVPS(1)	31.90	33.40	32.57
ROCE	4.7%	10.4%	9.0%
ROTCE(1)	7.2	15.4	13.6
Adjusted ROTCE(1)	14.6	15.4	13.6
Efficiency ratio	82.9	58.0	58.1
NIM - TE(1)	3.00	2.98	3.01
NCO ratio	0.77	0.50	0.48
ALLL ratio	1.25	1.51	1.54
CET1 ratio(2)	10.7	10.9	11.0
Average Balances
Assets	$550	$550	$542
Securities	118	118	119
Loans and leases	329	332	322
Deposits	411	405	397
Amounts may not foot due to rounding.
(1)Represents a non-GAAP measure. For additional details, see the “Non-GAAP Financial Information” section of this release and reconciliations of non-GAAP measures to the most directly comparable GAAP measures included in this release or Truist’s Third Quarter 2026 Quarterly Performance Summary.
(2)Current quarter capital ratios are preliminary.
(3)This section summarizes changes from third quarter of 2026 compared to second quarter of 2026, unless otherwise noted.

•Third quarter results reflect the completion of the Regional Acceptance Corporation (RAC) loan sale and the subsequent AFS securities repositioning

•Signed an agreement on October 14, 2026, to sell $7.7 billion of unsecured consumer loans representing substantially all assets of LightStream, our unsecured lending platform, to Carlyle Group Inc.

•Adjusted net income available to common shareholders(1) of $1.4 billion, resulting in adjusted diluted EPS(1) of $1.16 per share and adjusted ROTCE(1) of 14.6%, which excludes:
◦$1.4 billion pre-tax, or $0.90 per share, loss on the sale of AFS securities
◦$581 million pre-tax, or $0.36 per share, loan loss reserve recapture and $106 million pre-tax, or $0.06 per share, of impacts associated with the RAC loan sale

•Adjusted revenue - TE(1) of $5.3 billion was stable
◦Net interest income - TE(1) increased 1.1%; NIM - TE(1) was up two basis points
◦Noninterest income was impacted by losses on the RAC loan sale and the AFS securities repositioning, partially offset by record quarterly income for wealth management

•Noninterest expense, excluding $40 million of RAC loan sale costs, was stable

•End of period loans and leases HFI were $323.9 billion, down $5.9 billion, $5.5 billion of which was due to the RAC loan sale

•End of period deposits were $413.2 billion, up $3.9 billion, or 0.9%

•Asset quality improved as a result of the RAC loan sale
◦NCO ratio of 77 basis points, which includes 39 basis points related to RAC
◦Nonperforming loans to total loans HFI were 0.40%, down 11 basis points
◦ALLL ratio of 1.25% declined 26 basis points
◦Ratio of ALLL to nonperforming loans and leases HFI of 3.1x

CEO Commentary
“Since joining Truist, I’ve become even more confident in the strength of our franchise and the significant opportunities ahead. We delivered a solid quarter while also taking decisive actions to better position Truist for the future. These actions strengthen our risk, liquidity, and funding profile and create greater capacity to invest in our best businesses. We’re simplifying the company and focusing our resources, capital, and expenses on the businesses and capabilities that will help us become the most important financial partner to our clients. Looking ahead, we remain confident in our ability to deliver against our near- and long-term ROTCE targets and will work to build a more focused company positioned to deliver sustainable growth and stronger returns for shareholders.”

— Mike Lyons, Truist President & CEO
`

Contact:
Investors:	Brad Milsaps	investors@truist.com
Media:	Kyle Tarrance	media@truist.com

Net Interest Income, Net Interest Margin, and Average Balances
	Quarter Ended			Change
(Dollars in millions)	3Q26	2Q26	3Q25	Link Quarter		Like Quarter
Interest income	$6,030	$5,967	$6,286	$63	1.1%	$(256)	(4.1)%
Plus: TE adjustment(1)	44	46	51	(2)	(4.3)	(7)	(13.7)
Interest income - TE(1)	6,074	6,013	6,337	61	1.0	(263)	(4.2)
Interest expense	2,367	2,346	2,657	21	0.9	(290)	(10.9)
Net interest income - TE(1)	$3,707	$3,667	$3,680	$40	1.1	$27	0.7

NIM - TE(1)	3.00%	2.98%	3.01%	2 bps		(1) bp

Average Balances(2)
Total earning assets	$491,430	$492,461	$486,006	$(1,031)	(0.2)%	$5,424	1.1%
Total interest-bearing liabilities	371,474	370,782	359,103	692	0.2	12,371	3.4

Yields / Rates(1)
Total earning assets	4.91%	4.89%	5.18%	2 bps		(27) bps
Total interest-bearing liabilities	2.53	2.54	2.94	(1) bp		(41) bps
(1)Amounts related to interest income and yields are on a TE basis, which represents a non-GAAP measure, utilizing the federal income tax rate of 21% for the periods presented. Interest income includes certain fees, deferred costs, and dividends. A reconciliation of net interest income - TE to net interest income is included within the table above. NIM – TE is calculated using net interest income on a TE basis to determine the total yield on interest-earning assets.
(2)Represents daily average balances. Unrealized gains and losses on AFS securities are included in nonearning assets. Active hedge basis adjustments for fair value hedges are included in nonearning assets and other liabilities.

Taxable-equivalent net interest income was up $40 million, or 1.1%, compared to the second quarter of 2026, driven by an additional day and fixed asset and liability repricing, partially offset by lower loan balances. NIM - TE was 3.00%, up two basis points compared to the second quarter of 2026.

•Average earning assets decreased $1.0 billion, or 0.2%, primarily due to a decrease in average total loans of $2.3 billion, or 0.7%, partially offset by an increase in other earning assets of $1.2 billion, or 3.4%.
•The yield on the average total loan portfolio was 5.71%, up three basis points. The yield on the average securities portfolio was 3.03%, up seven basis points.
•Average deposits increased $5.8 billion, or 1.4%, average short-term borrowings decreased $10.3 billion, or 36%, and average long-term debt increased $4.5 billion, or 11%.
•The average cost of total deposits was 1.59%, up three basis points. The average cost of short-term borrowings was 3.96%, down one basis point. The average cost of long-term debt was 4.73%, down four basis points.

Taxable-equivalent net interest income was up $27 million, or 0.7%, compared to the third quarter of 2025, primarily driven by fixed asset and liability repricing, higher client deposit balances, and higher loan balances, partially offset by lower loan spreads and unfavorable deposit mix. NIM - TE was 3.00%, stable compared to the third quarter of 2025.

•Average earning assets increased $5.4 billion, or 1.1%, primarily due to an increase in average total loans of $7.4 billion, or 2.3%.
•The yield on the average total loan portfolio was 5.71%, down 29 basis points. The yield on the average securities portfolio was 3.03%, down 13 basis points.
•Average deposits increased $14.1 billion, or 3.6%, average short-term borrowings decreased $8.2 billion, or 31%, and average long-term debt increased $3.7 billion, or 8.9%.
•The average cost of total deposits was 1.59%, down 25 basis points. The average cost of short-term borrowings was 3.96%, down 46 basis points. The average cost of long-term debt was 4.73%, down 31 basis points.

Noninterest Income
	Quarter Ended			Change
(Dollars in millions)	3Q26	2Q26	3Q25	Link Quarter		Like Quarter
Wealth management income	$407	$375	$374	$32	8.5%	$33	8.8%
Card and treasury management fees	347	353	340	(6)	(1.7)	7	2.1
Investment banking and trading income	324	352	323	(28)	(8.0)	1	0.3
Other deposit revenue	125	120	125	5	4.2	—	—
Mortgage banking income	113	116	118	(3)	(2.6)	(5)	(4.2)
Lending related fees	120	120	103	—	—	17	16.5
Securities gains (losses)	(1,447)	—	—	(1,447)	NM	(1,447)	NM
Other income	95	208	175	(113)	(54.3)	(80)	(45.7)
Total noninterest income	$84	$1,644	$1,558	$(1,560)	(94.9)	$(1,474)	(94.6)
Securities losses	1,447	—	—
Loss on RAC loan sale	66	—	—
Adjusted noninterest income(1)	$1,597	$1,644	$1,558	$(47)	(2.9)%	$39	2.5%
(1)Adjusted noninterest income is a non-GAAP measure that excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Noninterest income was down $1.6 billion compared to the second quarter of 2026, and down $1.5 billion compared to the third quarter of 2025. The third quarter of 2026 included losses from AFS securities sales of $1.4 billion and losses associated with the RAC loan sale of $66 million (other income). For both periods:

•Wealth management income increased primarily reflecting favorable market performance.
•Other income decreased primarily due to the losses associated with the RAC loan sale and lower returns from investments held for post-retirement benefits (which were offset by lower personnel expense).

Investment banking and trading income decreased compared to the second quarter of 2026, primarily due to lower trading income.

Noninterest Expense
	Quarter Ended			Change
(Dollars in millions)	3Q26	2Q26	3Q25	Link Quarter		Like Quarter
Personnel expense	$1,853	$1,792	$1,748	$61	3.4%	$105	6.0%
Professional fees and outside processing	365	335	346	30	9.0	19	5.5
Software expense	254	239	233	15	6.3	21	9.0
Net occupancy expense	180	171	185	9	5.3	(5)	(2.7)
Equipment expense	77	79	90	(2)	(2.5)	(13)	(14.4)
Marketing and customer development	83	91	79	(8)	(8.8)	4	5.1
Amortization of intangibles	62	63	72	(1)	(1.6)	(10)	(13.9)
Regulatory costs	61	61	32	—	—	29	90.6
Other expense	170	224	229	(54)	(24.1)	(59)	(25.8)
Total noninterest expense	$3,105	$3,055	$3,014	$50	1.6	$91	3.0
RAC loan sale cost	(40)	—	—
Adjusted noninterest expense(1)	$3,065	$3,055	$3,014	$10	0.3%	$51	1.7%
(1)Adjusted noninterest expense is a non-GAAP measure that excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Noninterest expense was up $50 million compared to the second quarter of 2026, and up $91 million compared to the third quarter of 2025. Noninterest expense was stable compared to the second quarter of 2026, excluding $40 million of RAC loan sale costs. For both periods:

•Personnel expense increased primarily due to higher employee benefit expenses, including costs associated with the RAC loan sale, partially offset by lower post-retirement benefit expense (which was offset by lower other income). Additionally, higher incentive expense related to revenue generating businesses contributed to the increase in personnel expense compared to the third quarter of 2025.
•Professional fees and outside processing expense increased primarily due to continued investment in technology infrastructure.
•Other expense decreased primarily driven by adjustments to non-fraud operating loss accruals.

Provision for Income Taxes
	Quarter Ended			Change
(Dollars in millions)	3Q26	2Q26	3Q25	Link Quarter		Like Quarter
Provision for income taxes	$96	$262	$285	$(166)	(63.4)%	$(189)	(66.3)%
Effective tax rate	10.7%	14.4%	16.4%	(370) bps		(570) bps

The lower effective tax rate for the third quarter of 2026 compared to the second quarter of 2026 and the third quarter of 2025 was primarily driven by lower income before tax resulting from the AFS securities repositioning, which increased the relative benefit of tax credits and other tax-advantaged items on the effective tax rate.

Average Loans and Leases
(Dollars in millions)	3Q26	2Q26	Change	% Change
Commercial:
Commercial and industrial	$165,989	$168,817	$(2,828)	(1.7)%
CRE	25,493	24,938	555	2.2
Commercial construction	7,515	7,455	60	0.8
Total commercial	198,997	201,210	(2,213)	(1.1)
Consumer:
Residential mortgage	57,286	56,342	944	1.7
Home equity	9,663	9,656	7	0.1
Indirect auto	21,406	24,430	(3,024)	(12.4)
Other consumer	33,360	32,661	699	2.1
Total consumer	121,715	123,089	(1,374)	(1.1)
Credit card	4,811	4,863	(52)	(1.1)
Total loans and leases held for investment	$325,523	$329,162	$(3,639)	(1.1)

Average loans and leases HFI were $325.5 billion, a decrease of $3.6 billion, or 1.1%, compared to the second quarter of 2026.

•Average commercial loans decreased 1.1% primarily due to a decrease in the commercial and industrial portfolio.
•Average consumer loans decreased 1.1% primarily due to a decline in the indirect auto portfolio which was impacted by the RAC loan sale, partially offset by an increase in the residential mortgage portfolio.

End of period loans and leases HFI were $323.9 billion, down $5.9 billion, or 1.8%, compared to June 30, 2026, primarily due to the RAC loan sale in the third quarter of 2026 and a decline in the commercial and industrial portfolio, partially offset by an increase in the residential mortgage portfolio.

Average Deposits
(Dollars in millions)	3Q26	2Q26	Change	% Change
Noninterest-bearing deposits	$102,954	$103,620	$(666)	(0.6)%
Interest checking	131,507	123,556	7,951	6.4
Money market and savings	137,166	136,423	743	0.5
Time deposits	39,072	41,270	(2,198)	(5.3)
Total deposits	$410,699	$404,869	$5,830	1.4

Average deposits for the third quarter of 2026 were $410.7 billion, up $5.8 billion, or 1.4%, compared to the second quarter of 2026, driven by an increase in interest checking. Average noninterest-bearing deposits decreased 0.6% compared to the second quarter of 2026 and represented 25.1% of total deposits for the third quarter of 2026 and 25.6% for the second quarter of 2026.

End of period deposits were $413.2 billion, up $3.9 billion, or 0.9%, compared to June 30, 2026, primarily due to an increase in interest checking deposits, partially offset by a decline in time deposits and noninterest-bearing deposits.

Capital Ratios
	3Q26	2Q26	1Q26	4Q25	3Q25
Risk-based:	(preliminary)
CET1	10.7%	10.9%	10.8%	10.8%	11.0%
Tier 1	12.0	12.2	11.9	11.9	12.3
Total	13.6	14.0	13.7	13.8	14.2
Leverage	9.6	9.8	9.9	10.0	10.2
Supplementary leverage	8.0	8.2	8.3	8.3	8.5

Capital ratios remain strong relative to the regulatory requirements for well-capitalized banks. Truist’s CET1 ratio was 10.7% as of September 30, 2026, down 20 basis points compared to June 30, 2026, primarily due to capital returned to shareholders and the repositioning of the AFS securities portfolio, partially offset by current quarter earnings and benefits from the RAC loan sale.

Truist declared common dividends of $0.52 per share during the third quarter of 2026 and repurchased $1.2 billion of common stock.

Truist’s average consolidated LCR was 110% for the three months ended September 30, 2026, compared to the regulatory minimum of 100%.

Asset Quality
(Dollars in millions)	3Q26	2Q26	1Q26	4Q25	3Q25
Total nonperforming assets	$1,338	$1,748	$1,785	$1,633	$1,629
Total loans 90 days or more past due and still accruing	703	698	760	684	584
Total loans 30-89 days past due and still accruing	1,512	1,774	1,743	1,980	1,743
Nonperforming loans and leases as a percentage of loans and leases HFI	0.40%	0.51%	0.50%	0.48%	0.48%
Loans 90 days or more past due and still accruing as a percentage of loans and leases HFI	0.22	0.21	0.23	0.21	0.18
Loans 90 days or more past due and still accruing as a percentage of loans and leases HFI, excluding government guaranteed loans	0.04	0.04	0.05	0.05	0.05
Loans 30-89 days past due and still accruing as a percentage of loans and leases HFI	0.47	0.54	0.53	0.60	0.54
ALLL as a percentage of loans and leases HFI	1.25	1.51	1.53	1.53	1.54
Ratio of ALLL to NCO (annualized)(1)	1.6x	3.0x	2.5x	2.7x	3.3x
Ratio of ALLL to nonperforming loans and leases HFI	3.1x	2.9x	3.1x	3.2x	3.2x
(1)Includes $251 million of net charge-offs upon the transfer of RAC loans to LHFS in the third quarter of 2026. Additionally includes $66 million of net charge-offs prior to their transfer to LHFS, for the three months ended September 30, 2026.

Nonperforming assets totaled $1.3 billion at September 30, 2026, down $410 million compared to June 30, 2026, primarily due to the RAC loan sale, partially offset by an increase in the commercial and industrial portfolio. Nonperforming loans and leases were 0.40% of loans and leases HFI at September 30, 2026, down eleven basis points compared to June 30, 2026.

The ACL was $4.4 billion at September 30, 2026, and included $4.1 billion for the ALLL and $370 million for the reserve for unfunded commitments. The ALLL ratio at September 30, 2026 was 1.25%, down 26 basis points compared with June 30, 2026 driven by a reserve recapture related to the RAC loan sale.

Provision for Credit Losses
	Quarter Ended			Change
(Dollars in millions)	3Q26	2Q26	3Q25	Link Quarter		Like Quarter
Provision (benefit) for credit losses(1)	$(253)	$395	$436	$(648)	(164.1)%	$(689)	(158.0)%
Net charge-offs(2)	629	414	385	215	51.9	244	63.4
Net charge-offs as a percentage of average loans and leases (annualized)	0.77%	0.50%	0.48%	27 bps		29 bps
(1)Includes benefit of $581 million for the three months ended September 30, 2026 from the release of ACL following the recognition of held for sale-related charge-offs resulting from the RAC loan sale.
(2)Includes $251 million of net charge-offs upon the transfer of RAC loans to LHFS in the third quarter of 2026. Additionally includes $66 million of net charge-offs prior to their transfer to LHFS, for the three months ended September 30, 2026.

The benefit for credit losses was $253 million for the third quarter of 2026, compared with provisions for credit losses of $395 million in the second quarter of 2026 and $436 million for the third quarter of 2025. The third quarter of 2026 reflects the benefit from the release of remaining ACL upon the transfer of RAC loans to loans held for sale.

Earnings Presentation and Quarterly Performance Summary
Investors can access the live third quarter 2026 earnings call at 8 a.m. ET today by webcast or dial-in as follows:

Webcast: app.webinar.net/BAM6O91OpkL

Dial-in: 1-877-883-0383, passcode 2090022

Additional details: The news release and presentation materials are available at ir.truist.com under “Events & Presentations.” A replay of the call will be available on the website for 30 days.

The presentation, including an appendix reconciling non-GAAP disclosures, and Truist’s Third Quarter 2026 Quarterly Performance Summary, which contains detailed financial schedules, are available at https://ir.truist.com/earnings.

About Truist
Truist Financial Corporation is a purpose-driven financial services company committed to inspiring and building better lives and communities. Headquartered in Charlotte, North Carolina, Truist has leading market share in many of the high-growth markets in the U.S. and offers a wide range of products and services through wholesale and consumer businesses, including consumer and small business banking, commercial and corporate banking, investment banking and capital markets, wealth management, payments, and specialized lending businesses. Truist is a top-10 commercial bank with total assets of $554 billion as of September 30, 2026. Truist Bank, Member FDIC. Equal Housing Lender. Learn more at Truist.com.

#-#-#

Glossary of Defined Terms
Term	Definition
ACL	Allowance for credit losses
AFS	Available-for-sale
AI	Artificial intelligence, including machine learning
ALLL	Allowance for loan and lease losses
ATM	Automated teller machine
BVPS	Book value (common equity) per share
CEO	Chief Executive Officer
CET1	Common equity tier 1
CRE	Commercial real estate
EPS	Earnings per common share
FDIC	Federal Deposit Insurance Corporation
FHLB	Federal Home Loan Bank
GAAP	Accounting principles generally accepted in the United States of America
GSE	U.S. government-sponsored enterprise
HFI	Held for investment
HTM	Held-to-maturity
LCR	Liquidity Coverage Ratio
LHFS	Loans held for sale
Like Quarter	Third quarter of 2025
Link Quarter	Second quarter of 2026
MBS	Mortgage-backed securities
MSR	Mortgage servicing rights
NCO	Net charge-offs
NIM - TE	Net interest margin, computed on a TE basis
NM	Not meaningful
NQDCP	Non-Qualified Defined Contribution Plan
PPNR	Pre-provision net revenue
ROA	Return on average assets
ROCE	Return on average common equity
ROTCE	Return on average tangible common equity
TBVPS	Tangible book value per common share
TE	Taxable equivalent

Non-GAAP Financial Information
This news release contains financial information and performance measures determined by methods other than in accordance with GAAP. Truist’s management uses these “non-GAAP” measures in its analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release:

•Adjusted net income available to common shareholders and adjusted diluted EPS - Adjusted net income available to common shareholders and adjusted diluted EPS are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding.
•Taxable-Equivalent Measures - Taxable-equivalent revenue, taxable-equivalent interest income, taxable-equivalent net interest income, and taxable-equivalent net interest margin include a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
•Adjusted revenue - Adjusted revenue includes a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue additionally excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.
•Adjusted noninterest income and expense - Adjusted noninterest income and expense are non-GAAP measures that exclude selected items. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
•PPNR - PPNR is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes and includes a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted PPNR is a non-GAAP measure that additionally excludes selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
•Tangible Common Equity and Related Measures - Tangible common equity, average tangible common equity, and related measures, including ROTCE, adjusted ROTCE, and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and its related amortization. Adjusted ROTCE is a non-GAAP measure that additionally excludes other selected items. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

Truist does not provide reconciliations for forward-looking non-GAAP financial measures because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Truist’s control, or cannot be reasonably predicted. For the same reasons, Truist is unable to address the probable significance of the unavailable information.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this release or Truist’s Third Quarter 2026 Quarterly Performance Summary, which is available at https://ir.truist.com/earnings.

Forward-Looking Statements
From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. These statements include, among other things, statements regarding Truist’s near- and long-term ROTCE targets and its confidence in its ability to deliver against those targets.

This news release, including any information incorporated by reference herein, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include:

•changes in monetary, fiscal, and trade laws or policies, including tariffs or interest rates;
•evolving political, geopolitical, business, social, economic, and market conditions at the local, regional, national, and international levels;
•our ability to effectively address economic, business, or market deterioration, slowdowns or disruptions;
•disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations;
•changes in business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households;
•negative market perceptions of our investment portfolio or its value;
•our ability to manage credit risk, including in connection with the loans that we originate or purchase;
•the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors;
•our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits;
•our ability to manage any unexpected outflows of uninsured deposits and, in such a circumstance, to access substitute funding, and avoid selling investment securities or other assets at an unfavorable time or at a loss;
•changes in our credit ratings and the related effects on our funding costs, ability to attract or retain funding, and relationships with clients and counterparties;
•any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system;
•our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information;
•our ability to keep pace with changes in technology, including technology-driven products and services relating to AI, that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property;
•our ability to manage system failures or disruptions affecting operations, communications, or other systems or processes;
•our ability to identify, assess, monitor, and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, AI-driven cyberattacks, environmental conditions, and intentional acts of destruction;
•the performance, availability, and resilience of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations;
•the adequacy and effectiveness of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to identify, assess, monitor, and mitigate risks, remediate lapses or deficiencies in financial reporting, and make appropriate estimates;
•our ability to develop, maintain, and market our products or services and to manage risks and unanticipated costs or liabilities associated with those products or services;
•our ability to satisfactorily and profitably perform loan servicing and similar obligations;
•the legal, regulatory, and supervisory environment, including changes in financial services legislation, regulation, policies, or government leadership or personnel;
•U.S. and international regulatory capital and liquidity requirements and standards and their effects on our capital and liquidity levels, ratios, buffers, and targets, and our ability to pay or increase dividends, repurchase shares, or take other capital actions;
•our ability to address scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies;
•judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial services industry;
•the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences;
•our ability to implement strategic and operational plans, including with respect to allocating capital and resources to our highest value opportunities, becoming the most important financial partner to our clients, and executing with urgency, discipline, and accountability;
•our ability to innovate, to anticipate the needs of current or future clients, or to make timely and effective technology investments and enhancements to meet client expectations;
•our ability to compete successfully, to increase or maintain market share in changing competitive environments, or to address pricing or other competitive pressures, including competition from banks and nonbanks and the effects of digital assets, cryptocurrencies, stablecoins, tokenization, and other emerging products, services, and technologies relating to deposits, lending, and payments;
•changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets;
•our ability to successfully make and integrate acquisitions and to effect divestitures, which may include regulatory approvals and conditions;
•the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk;
•evolving accounting standards and policies and related changes to interpretations;
•damage to our brand or negative public opinion or adverse publicity affecting us, our leaders, or our service providers, including the impact on our relationships with clients, teammates, and other stakeholders;
•our ability to attract, hire, and retain key teammates and to engage in adequate succession planning;
•our ability to identify, assess, monitor, and mitigate the risk of fraud or misconduct by internal or external parties, including potential losses that may result;
•policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation;
•natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics that impact us or our clients, teammates, or service providers; and
•other assumptions, risks, or uncertainties described in the Company’s Annual Report on Form 10-K or subsequent reports.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K.